                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 1995                  1994
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income before cumulative effect of change
  in accounting principle                                                    $      2,743         $     10,738
Income tax provision (benefit)
    Federal and foreign                                                            (1,325)               4,422
    State                                                                             740                1,506
                                                                             -------------        -------------
        Total income tax provision (benefit)                                         (585)               5,928

Interest charges                                                                   54,494               47,318
                                                                             -------------        -------------
Income before income tax provision (benefit) and interest charges            $     56,652         $     63,984
                                                                             =============        =============

Fixed charges                                                                $     55,557         $     49,493
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.02                 1.29
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the three months ended
                                                                                          March 31,
                                                                             ----------------------------------
                                                                                 1995                 1994
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     49,542         $     43,764
Add: portion of rental expense representative of interest factor <F1>               6,015                5,729
                                                                             -------------        -------------
  Total fixed charges                                                        $     55,557         $     49,493

Less: interest capitalized per Consolidated Statement of Income                     1,063                2,175
                                                                             -------------        -------------
  Total interest charges                                                     $     54,494         $     47,318
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.